UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2007

ImageWare Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-15757	33-0224167
(Commission File Number)	(IRS Employer Identification No.)

10883 Thornmint Road

San Diego, California 92127

(Address of Principal Executive Offices, Including Zip Code)

858-673-8600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On March 9, 2007, ImageWare Systems, Inc. (the  “Company”) entered into a Securities Purchase Agreement with certain accredited investors (the “Investors”) pursuant to which the Company sold to the Investors an aggregate of 1,500 shares of the Company’s Series D 8% Convertible Preferred Stock (the “Series D Preferred Stock”) at a stated value of $1,000 per share for aggregate gross proceeds of $1,500,000, and issued to the Investors warrants (the “Warrants”) to purchase up to an aggregate of 59,207 shares of common stock of the Company with an exercise price of $2.33 per share (the “Financing”).  The Warrants may be exercised at any time from September 9, 2007 until September 9, 2012. In addition, the Warrants contain a “cashless exercise” feature.  Certain of the terms of the Series D Preferred Stock are described under Item 5.03 below.

In connection with the Financing, the Company also entered into a registration rights agreement with certain of the Investors (the “Rights Agreement”) and has agreed to enter into the Rights Agreement with the remaining Investors. Pursuant to the Rights Agreement, the Company agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) on or before April 23, 2007 covering the resale of the shares of common stock underlying the Series D Preferred Stock, all shares of common stock issuable upon exercise of the Warrants, all shares of common stock issuable as dividends on the Series D Preferred Stock, and all shares of common stock issuable upon any stock split, dividend or other distribution, recapitalization or similar event contemplated by Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the foregoing, with certain exceptions described in the Rights Agreement. The Company also agreed to use commercially reasonable efforts to have the Registration Statement declared effective as promptly as possible after it is filed with the SEC and to keep the Registration Statement effective.

In the event the Registration Statement is not timely filed or declared effective within the time periods described above, and under certain other circumstances, the Company will be required to pay the Investors liquidated damages in the amounts prescribed in the Rights Agreement.

The net proceeds to the Company from the Financing, after deducting for expenses, were approximately $1.5 million. The Company used the net proceeds from the Financing to repay the outstanding principal amount, and all accrued interest, on the Notes described in Item 2.04 below, and intends to use the remainder of the net proceeds to fund ongoing operations.

Item 2.04.                                          Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 17, 2006, the Company closed a loan (the “Loan”) pursuant to which the Company borrowed an aggregate of $1,550,000 from multiple lenders in consideration for the issuance of secured promissory notes (the “Notes”) to the lenders.  Under the terms of the Notes, issuance of the Series D Preferred Stock caused all amounts outstanding under the Notes to become immediately due and payable in full.  As of March 9, 2007 there was $1,196,259 in principal and $19,319 in accrued but unpaid interest outstanding under the Notes.  Upon receipt of the funds from the Financing described in Item 1.01 above, the Company immediately repaid, in full, all outstanding principal and accrued but unpaid interest due under the Notes, and the Notes have terminated in their entirety.

Item 3.02.                                          Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. The agreements executed in connection with the Financing contain representations to support the Company’s reasonable belief that the Investors had access to information concerning the Company’s operations and financial condition, the Investors acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investors are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Company made no solicitation in connection with the Financing other than communications with the Investors; the Company obtained representations from the Investors regarding their investment intent, experience and sophistication; and the Investors either received or had access to adequate information about the Company in order to make an informed investment decision.

At the time of their issuance, the securities were deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities bear legends to that effect.  The securities may not be resold or offered in the United States without registration or an exemption from registration.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 8, 2007, in connection with the Financing, the Company prepared and filed a Certificate of Designation of Preferences, Rights and Limitations of Series D 8% Convertible Preferred Stock with the Secretary of State of the State of Delaware (the “Certificate of Designation”), designating 2,000 shares of Series D 8% Convertible Preferred Stock. Certain rights of the holders of the Series D Preferred Stock are senior to the rights of the holders of common stock (and common stock equivalents) and junior to the rights of the holders of the Company’s Series B Preferred Stock and the Company’s Series C 8% Convertible Preferred Stock (the “Series C Preferred Stock”).

The Series D Preferred Stock has a liquidation preference equal to its stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon. The Series D Preferred Stock accrues cumulative dividends at the rate of 8.0% of the stated value per share per annum.  At the option of the Company, the dividend payment may be made in the form of cash, after the payment of cash dividends to the holders of Series B Preferred Stock or Series C Preferred Stock, or common stock issuable upon conversion of the Series D Preferred Stock.

Each share of Series D Preferred Stock is convertible at any time at the option of the holder into a number of shares of common stock equal to the stated value (initially $1,000 per share, subject to adjustment), plus any accrued and unpaid dividends, divided by the conversion price (initially $1.90 per share, subject to adjustment). Subject to certain limitations, the conversion price per share shall be adjusted in the event of certain subsequent stock dividends, splits, reclassifications, dilutive issuances, rights offerings, and reclassifications.

The Certificate of Designation provides that so long as any Series D Preferred Stock is outstanding, the Company shall not redeem, purchase or otherwise acquire directly or indirectly any securities junior in certain rights and preferences to the Series D Preferred Stock.  The Certificate of Designation also provides that so long as any Preferred Stock is outstanding the Company shall not directly or indirectly pay or declare any dividend payable in Common Stock, subject to certain exceptions.

The Series D Preferred Stock generally has no voting rights except as required by law.  However, the Certificate of Designation provides that the Company shall not perform certain activities without the affirmative vote of a majority of the holders of the outstanding shares of Series D Preferred Stock, including, but not limited to: (i) altering or changing adversely the powers, preferences or rights given to the Preferred Stock or altering or amending the Certificate of Designation; (ii) after the issuance of the Series D Preferred Stock, authorizing or creating any class of stock ranking as to dividends, redemption or distribution of assets upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, senior to or otherwise, pari passu with the Series D Preferred Stock; (iii) amending its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series D Preferred Stock; (iv) increasing the authorized number of shares of Preferred Stock; or (v) entering into any agreement with respect to any of the foregoing.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)                   Exhibits

Exhibit #	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series D 8% Convertible Preferred Stock dated March 8, 2007.
10.1	Securities Purchase Agreement dated March 9, 2007 by and among the Company and certain accredited investors.
10.2	Registration Rights Agreement dated March 9, 2007 by and among the Company and certain accredited investors
10.3	Form of Warrant to Purchase Common Stock dated March 9, 2007.
99.1	Press Release issued on March 12, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.
a Delaware corporation

Date: March 15, 2007
	By:	/s/ Wayne G. Wetherell
Wayne G. Wetherell
Chief Financial Officer

Exhibit Index

Exhibit #	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series D 8% Convertible Preferred Stock dated March 8, 2007.
10.1	Securities Purchase Agreement dated March 9, 2007 by and among the Company and certain accredited investors.
10.2	Registration Rights Agreement dated March 9, 2007 by and among the Company and certain accredited investors
10.3	Form of Warrant to Purchase Common Stock dated March 9, 2007.
99.1	Press Release issued on March 12, 2007.